EMPLOYMENT AGREEMENT


           This EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of the 26th day of June, 1996, by and between Dime Community Bancorp, Inc., a savings and loan holding company organized and operating under the laws of the State of Delaware and having an office at 209 Havemeyer Street, Brooklyn, New York 11211 ("Company") and Vincent F. Palagiano, residing at [home address deleted].


                     W I T N E S S E T H :


           WHEREAS, Mr. Palagiano currently serves the Company in the capacity of Chairman of the Board, President and Chief
Executive  Officer  of  its  wholly owned  subsidiary,  The  Dime
Savings Bank of Williamsburgh ("Bank"); and

           WHEREAS, the Company desires to assure for itself the continued availability of Mr. Palagiano's services and the ability of Mr. Palagiano to perform such services with a minimum of personal distraction in the event of a pending or threatened Change in Control (as hereinafter defined); and

           WHEREAS, Mr. Palagiano is willing to continue to serve the Company on the terms and conditions hereinafter set forth;

           NOW, THEREFORE, in consideration of the premises and the mutual covenants and obligations hereinafter set forth, the Company and Mr. Palagiano hereby agree as follows:

          1.   Representations and Warranties of the Parties.

           (a)  The Company hereby represents and warrants to Mr.
Palagiano that:

           (i) it has all requisite power and authority to execute, enter into and deliver this Agreement and to perform each and every one of its obligations hereunder; and

           (ii) the execution, delivery and performance of this Agreement have been duly authorized by all requisite corporate action on the part of the Company; and

           (iii) neither the execution or delivery of this Agreement, nor the performance of or compliance with any of the terms and conditions hereof, is prevented or in any way limited by (A) any agreement or instrument to which the Company is a party or by which it is bound, or (B) any provision of law, including, without limitation, any statute, rule or regulation or any order of any order of any court or administrative agency, applicable to the Company or its business.

           (b) Mr. Palagiano hereby represents and warrants to the Company that:


           (i) he has all requisite power and authority to execute, enter into and deliver this Agreement and to perform each and every one of his obligations hereunder; and

            (ii) neither the execution or delivery of this Agreement, nor the performance of or compliance with any of the terms and conditions hereof, is prevented or in any way limited by (A) any agreement or instrument to which he is a party or by which he is bound, or (B) including, without limitation, any statute, rule or regulation or any order of any court or administrative agency, applicable to him.

           2.    Employment.   The Company hereby  continues  the
employment of Mr. Palagiano, and Mr. Palagiano hereby accepts such continued employment, during the period and upon the terms and conditions set forth in this Agreement.

          3.   Employment Period.

           (a) The terms and conditions of this Agreement shall be and remain in effect during the period of employment established under this section 3 ("Employment Period"). The Employment Period shall be for an initial term of three years beginning on the date of this Agreement and ending on the third anniversary date of this Agreement, plus such extensions, if any, as are provided by the Board pursuant to section 3(b).

           (b) Except as provided in section 3(c), beginning on the date of this Agreement, the Employment Period shall automatically be extended for one (1) additional day each day, unless either the Company or Mr. Palagiano elects not to extend the Agreement further by giving written notice to the other party, in which case the Employment Period shall end on the third anniversary of the date on which such written notice is given. Upon termination of Mr. Palagiano's employment with the Company for any reason whatsoever, any daily extensions provided pursuant to this section 3(b), if not therefore discontinued, shall automatically cease.

           (c) If, prior to the date on which the Employment Period would end pursuant to section 3(a) or (b) of this Agreement, a Change in Control (as defined in section 13 of this Agreement) occurs, then the Employment Period shall be extended through and including the third anniversary of the earliest date after the effective date of such Change in Control on which either the Company or Mr. Palagiano elects, by written notice pursuant to section 3(d) of this Agreement to the non-electing party, to discontinue the Employment Period; provided, however, that this section shall not apply in the event that, prior to the Change in Control (as defined in section 13 of this Agreement), Mr. Palagiano has provided written notice to the Company of his intent to discontinue the Employment Period.

           (d) The Company or Mr. Palagiano may, at any time by written notice given to the other, elect to terminate this Agreement. Any such notice given by the Company shall be accompanied by a certified copy of a resolution, adopted by the affirmative vote of a majority of the entire membership of the Board at a meeting of the Board duly called and held, authorizing the giving of such notice.

           (e) Notwithstanding anything herein contained to the contrary: (i) Mr. Palagiano's employment with the Company may be terminated during the Employment Period, in accordance with the terms and conditions of this Agreement; and (ii) nothing in this Agreement shall mandate or prohibit a continuation of Mr. Palagiano's employment following the expiration of the Employment Period upon such terms and conditions as the Company and Mr. Palagiano may mutually agree upon.

           (f) For all purposes of this Agreement, any reference to the "Remaining Unexpired Employment Period" as of any specified date shall mean a period commencing on the date specified and ending on the last day of the third (3rd) year from the date specified, or, if neither party has given notice electing a discontinuance of the Employment Period, on the third
(3rd) anniversary of the date specified.

            4.    Duties.   During  the  Employment  Period,  Mr.
Palagiano shall:

           (a) except to the extent allowed under section 7 of this Agreement, devote his full business time and attention to the business and affairs of the Company and use his best efforts to advance the Company's interests;

           (b) serve as Chairman of the Board, President and Chief Executive Officer if duly appointed and/or elected to serve in such position; and

           (c) have such functions, duties and responsibilities not inconsistent with his title and office as may be assigned to him by or under the authority of the Board of Directors of the Company ("Board"), in accordance with organization Certificate, By-laws, Applicable Laws, Statutes and Regulations, custom and practice of the Company as in effect on the date first above written.

Mr. Palagiano shall have such authority as is necessary or appropriate to carry out his assigned duties. Mr. Palagiano shall report to and be subject to direction and supervision by the Board.

          (d) none of the functions, duties and responsibilities to be performed by Mr. Palagiano pursuant to this Agreement shall be deemed to include those functions, duties and responsibilities performed by Mr. Palagiano in his capacity as director of the Company.

          5. Compensation -- Salary and Bonus. In consideration for services rendered by Mr. Palagiano under this Agreement, the Company shall pay to Mr. Palagiano a salary at an annual rate equal to:

          (a) during the period beginning on January 1, 1996 and ending on December 31, 1996, no less than $450,000;

           (b) during each calendar year that begins after December 31, 1996, such amount as the Board may, in its discretion, determine, but in no event less than the rate in effect on December 31, 1996; or

           (c) for each calendar year that begins on or after a Change in Control, the product of Mr. Palagiano's annual rate of salary in effect immediately prior to such calendar year, multiplied by the greatest of:

                               (i)  1.06;

                               (ii) the quotient of (A) the  U.S.
                    City Average All Items Consumer Price Index for All Urban Consumers (or, if such index shall cease to be published, such other measure of general consumer price levels as the Board may, in good faith, prescribe) for October of the immediately preceding calendar year, divided by (B) the U.S. City Average All Items Consumer Price Index for All Urban Consumers (or, if such index shall cease to be published, such other measure of general consumer price levels as the Board may, in good faith, prescribe) for October of the second preceding calendar year; and

                               (iii)     the quotient of (A)  the
                    average annual rate of salary, determined as of the first day of such calendar year, of the officers of the Company (other than Mr. Palagiano) who are assistant vice presidents or more senior officers, divided by (B) the average annual rate of salary, determined as of the first day of the immediately preceding calendar year, of the officers of the Company (other than Mr. Palagiano) who are assistant vice presidents or more senior officers;

The salary payable under this section 5 shall be paid in approximately equal installments in accordance with the Company's customary payroll practices. Nothing in this section 5 shall be construed as prohibiting the payment to Mr. Palagiano of a salary in excess of that prescribed under this section 5 or of additional cash or non-cash compensation in a form other than salary, to the extent that such payment is duly authorized by or under the authority of the Board.

           (d)   No  portion  of  the compensation  paid  to  Mr.
Palagiano pursuant to this Agreement shall be deemed to be compensation received by Mr. Palagiano in his capacity as director of the Company.

           6. Employee Benefits Plans and Programs; Other Compensation. Except as otherwise provided in this Agreement, Mr. Palagiano shall be treated as an employee of the Company and be entitled to participate in and receive benefits under the Company's Retirement Plan, Incentive Savings Plan, group life and health (including medical and major medical) and disability insurance plans, and such other employee benefit plans and programs, including but not limited to any long-term or short-term incentive compensation plans or programs (whether or not employee benefit plans or programs), as the Company may maintain from time to time, in accordance with the terms and conditions of such employee benefit plans and programs and compensation plans and programs and with the Company's customary practices. Following a Change in Control, all such benefits to Mr. Palagiano shall be continued on terms and conditions substantially identical to, and in no event less favorable than, those in effect prior to the Change in Control.

           In the event of a conversion of the Bank from a mutual savings bank to a form of organization owned by stockholders ("Conversion"), the Company will provide, or cause to be provided, to Mr. Palagiano in connection with such Conversion, stock-based compensation and benefits, including, without limitation, stock options, restricted stock awards, and participation in tax-qualified stock bonus plans which, in the aggregate, are either (A) accepted by Mr. Palagiano in writing as being satisfactory for purposes of this Agreement or (B) in the written, good faith opinion of a nationally recognized executive compensation consulting firm selected by the Company and satisfactory to Mr. Palagiano, whose agreement shall not be unreasonably withheld, are no less favorable than the stock-based compensation and benefits usually and customarily provided to similarly situated executives of similar financial institutions in connection with similar transactions.

          7.   Board Memberships and Personal Activities.

           (a) Mr. Palagiano may serve as a member of the board of directors of such business, community and charitable organizations as he may disclose to the Board from time to time, and he may engage in personal business and investment activities for his own account; provided, however, that such service and personal business and investment activities shall not materially interfere with the performance of his duties under this Agreement.

           (b) Mr. Palagiano may also serve as an officer or director of the Bank on such terms and conditions as the Company and the Bank may mutually agree upon, and such service shall not be deemed to materially interfere with Mr. Palagiano's performance of his duties hereunder or otherwise result in a material breach of this Agreement. If Mr. Palagiano is discharged or suspended, or is subject to any regulatory prohibition or restriction with respect to participation in the affairs of the Bank, he shall (subject to the Company's powers of termination hereunder) continue to perform services for the Company in accordance with this Agreement but shall not directly or indirectly provide services to or participate in the affairs of the Bank in a manner inconsistent with the terms of such discharge or suspension or any applicable regulatory order.

           8. Working Facilities and Expenses. Mr. Palagiano's principal place of employment shall be at the Company's executive offices at the address first above written, or at such other location in the New York metropolitan area as determined by the Board. The Company shall provide Mr. Palagiano, at his principal place of employment, with a private office, stenographic services and other support services and facilities suitable to his position with the Company and necessary or appropriate in connection with the performance of his assigned duties under this Agreement. The Company shall provide Mr. Palagiano with an automobile suitable to his position with the Company in accordance with its prior practices, and such automobile shall be used by Mr. Palagiano in carrying out his duties under this Agreement, including commuting between his residence and his principal place of employment. The Company shall reimburse Mr. Palagiano for his ordinary and necessary business expenses, including, without limitation, all expenses associated with his business use of the aforementioned automobile, fees for memberships in such clubs and organizations as Mr. Palagiano and the Company shall mutually agree are necessary and appropriate for business purposes and travel and entertainment expenses incurred in connection with the performance of his duties under this Agreement, upon presentation to the Company of an itemized account of such expenses in such form as the Company may reasonably require. Mr. Palagiano shall be entitled to no less than four (4) weeks of paid vacation during each year in the Employment Period.

          9.   Termination Giving Rise to Severance Benefits.

           (a) In the event that Mr. Palagiano's employment with the Company shall terminate during the Employment Period on account of the termination of Mr. Palagiano's employment with the Company other than:

           (i) a Termination for Cause (within the meaning of section 12(a) of this Agreement);

           (ii) a voluntary resignation by Mr. Palagiano other than a Resignation for Good Reason (within the meaning of section
12(b) of this Agreement);

           (iii) a termination on account of Mr. Palagiano's death; or

            (iv) a termination after both of the following conditions exist: (A) Mr. Palagiano has been absent from the full-time service of the Company on account of his Disability (as defined in section 11(b) of this Agreement) for at least six (6) consecutive months; and (B) Mr. Palagiano shall have failed to return to work in the full-time service of the Company within thirty (30) days after written notice requesting such return is given to Mr. Palagiano by the Company; then the Company shall provide to Mr. Palagiano the benefits and pay to Mr. Palagiano the amounts provided under section 9(b) of this Agreement.

           (b) In the event that Mr. Palagiano's employment with the Company shall terminate under circumstances described in section 9(a) of this Agreement or if the Company terminates this Agreement pursuant to section 3(d), the following benefits and amounts shall be paid or provided to Mr. Palagiano (or, in the event of his death, to his estate):

          (i) his earned but unpaid salary as of the date of the termination of his employment with the Company, payable when due but in no event later than thirty (30) days following his termination of employment with the Company;

           (ii) (A) the benefits, if any, to which Mr. Palagiano and his family and dependents are entitled as a former employee, or family or dependents of a former employee, under the employee benefit plans and programs and compensation plans and programs maintained for the benefit of the Company's officers and employees, in accordance with the terms of such plans and programs in effect on the date of his termination of employment, or if his termination of employment occurs after a Change in Control, on the date of his termination of employment or on the date of such Change in Control, whichever results in more favorable benefits as determined by Mr. Palagiano, where credit is given for three additional years of service and age in determining eligibility and benefits for any plan and program where age and service are relevant factors, and (B) payment for all unused vacation days and floating holidays in the year in which his employment is terminated, at his highest annual rate of salary for such year;

           (iii) continued group life, health (including hospitalization, medical and major medical, dental, accident and long-term disability insurance benefits), in addition to that provided pursuant to section 9(b)(ii) of this Agreement and after taking into account the coverage provided by any subsequent employer, if and to the extent necessary to provide Mr. Palagiano and his family and dependents for the Remaining Unexpired Employment Period, coverage identical to and in any event no less favorable than the coverage to which they would have been entitled under such plans (as in effect on the date of his termination of employment, or, if his termination of employment occurs after a Change in Control, on the date of his termination of employment or during the one-year period ending on the date of such Change in Control, whichever results in more favorable benefits as determined by Mr. Palagiano) if he had continued working for the Company during the Remaining Unexpired Employment Period at the highest annual rate of compensation (assuming, if a Change in Control has occurred, that the annual increases under section 5(c) would apply) under the Agreement;

           (iv) within thirty (30) days following his termination of employment with the Company, a lump sum payment in an amount equal to the present value of the salary and the bonus that Mr. Palagiano would have earned if he had worked for the Company during the Remaining Unexpired Employment Period at the highest annual rate of salary (assuming, if a Change in Control has occurred, that the annual increases under section 5(c) would apply) and the highest bonus as a percentage of the rate of salary provided for under this Agreement, where such present value is to be determined using a discount rate of six percent (6%) per annum, compounded, in the case of salary, with the frequency corresponding to the Company's regular payroll periods with respect to its officers, and, in the case of bonus, annually;

           (v) within thirty (30) days following his termination of employment with the Company, a lump sum payment in an amount equal to the excess, if any, of: (A) the present value of the benefits to which he would be entitled under any defined benefit plans maintained by, or covering employees of, the Company (including any "excess benefit plan" within the meaning of section 3(36) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or other special or supplemental plan) as in effect on the date of his termination, if he had worked for the Company during the Remaining Unexpired Employment Period at the highest annual rate of compensation (assuming, if a Change in Control has occurred, that the annual increases under section 5(c) would apply) under the Agreement and been fully vested in such plan or plans and had continued working for the Company during the Remaining Unexpired Employment Period, such benefits to be determined as of the date of termination of employment by adding to the service actually recognized under such plans an additional period equal to the Remaining Unexpired Employment Period and by adding to the compensation recognized under such plans for the year in which termination of employment occurs all amounts payable under sections 9(b)(i), (iv) and
(vii), over (B) the present value of the benefits to which he is actually entitled under any such plans maintained by, or covering employees of, the Company as of the date of his termination where such present values are to be determined using a discount rate of six percent (6%) per annum, compounded monthly, and the mortality tables prescribed under section 72 of the Internal Revenue Code of 1986 ("Code");

           (vi) within thirty (30) days following his termination of employment with the Company, a lump sum payment in an amount equal to the excess, if any, of (A) the present value of the benefits attributable to the Company's contribution to which he would be entitled under any defined contribution plans maintained by, or covering employees of, the Company (including any "excess benefit plan" within the meaning of section 3(36) of ERISA, or other special or supplemental plan) as in effect on the date of his termination, if he had worked for the Company during the Remaining Unexpired Employment Period at the highest annual rate of compensation (assuming, if a Change in Control has occurred, that the annual increases under section 5(c) would apply) under the Agreement, and made the maximum amount of employee contributions, if any, required or permitted under such plan or plans, and been eligible for the highest rate in matching contributions under such plan or plans during the Remaining Unexpired Employment Period which is prior to Mr. Palagiano's termination of employment with the Company, and been fully vested in such plan or plans, over (B) the present value of the benefits attributable to the Company's contributions to which he is actually entitled under such plans as of the date of his termination of employment with the Company, where such present values are to be determined using a discount rate of six percent (6%) per annum, compounded with the frequency corresponding to the Company's regular payroll periods with respect to its officers;

          (vii) the payments that would have been made to Mr. Palagiano under any incentive compensation plan maintained by, or covering employees of, the Company (other than bonus payments to which section 9(b)(iv) of this Agreement is applicable) if he had continued working for the Company during the Remaining Unexpired Employment Period and had earned an incentive award in each calendar year that ends during the Remaining Unexpired Employment Period in an amount equal to the product of (A) the maximum percentage rate of compensation at which an award was ever available to Mr. Palagiano under such incentive compensation plan, multiplied by (B) the compensation that would have been paid to Mr. Palagiano during each calendar year at the highest annual rate of compensation (assuming, if a Change in Control has occurred, that the annual increases under section 5(c) would apply) under the Agreement, such payments to be made at the same time and in the same manner as payments are made to other officers of the Company pursuant to the terms of such incentive compensation plan; provided, however, that payments under this section 9(b)(vii) shall not be made to Mr. Palagiano for any year on account of which no payments are made to any of the Company's officers under any such incentive compensation plan; and

           (viii) the benefits to which Mr. Palagiano is entitled under the Company's Supplemental Executive Retirement Plan (or other excess benefits plan with the meaning of section 3(36) of ERISA or other special or supplemental plan) shall be paid to him in a lump sum, where such lump sum is computed using the mortality tables under the Company's tax-qualified pension plan and a discount rate of 6% per annum.

The payments specified in section 9(b) (viii) shall be made within thirty (30) days after the date of Mr. Palagiano's election, and if the amount may be increased by a subsequent Change in Control, any additional payment shall be made within thirty (30) days of such Change in Control.

           (c) Mr. Palagiano shall not be required to mitigate the amount of any payment provided for in this section 9 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this section 9 be reduced by any compensation earned by Mr. Palagiano as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by Mr. Palagiano to the Company, or otherwise except as specifically provided in section 9(b) (iii) of this Agreement or except as provided in section 28 to avoid duplication of payments. The Company and Mr. Palagiano hereby stipulate that the damages which may be incurred by Mr. Palagiano as a consequence of any such termination of employment are not capable of accurate measurement as of the date first above written and that the benefits and payments provided for in this Agreement constitute a reasonable estimate under the circumstances of all damages sustained as a consequence of any such termination of employment, other than damages arising under or out of any stock option, restricted stock or other non-qualified stock acquisition or investment plan or program, it being understood and agreed that this Agreement shall not determine the measurement of damages under any such plan or program in respect of any termination of employment.

           10. Termination Without Severance Benefits. In the event that Mr. Palagiano's employment with the Company shall terminate during the Employment Period on account of:

           (a) Termination for Cause (within the meaning of section 12(a) of this Agreement);

           (b) voluntary resignation by Mr. Palagiano other than a Resignation for Good Reason (within the meaning of section
12(b) of this Agreement); or

          (c)  Mr. Palagiano's death;

then the Company shall have no further obligations under this Agreement, other than the payment to Mr. Palagiano (or, in the event of his death, to his estate) of his earned but unpaid salary as of the date of the termination of his employment, and the provision of such other benefits, if any, to which he is entitled as a former employee under the Company's employee benefit plans and programs and compensation plans and programs and payment for all unused vacation days and floating holidays in the year in which his employment is terminated, at his highest annual salary for such year.

          11.  Death and Disability.

           (a) Death. If Mr. Palagiano's employment is termi nated by reason of Mr. Palagiano's death during the Employment Period, this Agreement shall terminate without further obligations to Mr. Palagiano's legal representatives under this Agreement, other than for payment of amounts and provision of benefits under sections 9(b) (i) and (ii); provided, however, that if Mr. Palagiano dies while in the employment of the Company, his designated beneficiary(ies) shall receive a death benefit, payable through life insurance or otherwise, which is the equivalent on a net after-tax basis of the death benefit payable under a term life insurance policy, with a stated death benefit of three times Mr. Palagiano's then Annual Base Salary.

           (b) Disability. If Mr. Palagiano's employment is terminated by reason of Mr. Palagiano's Disability as defined in section 11(c) during the Employment Period, this Agreement shall terminate without further obligations to Mr. Palagiano, other than for payment of amounts and provision of benefits under section 9(b) (i) and (ii); provided, however, that in the event of Mr. Palagiano's Disability while in the employment of the Company, the Company will pay to him a lump sum amount equal to three times his then Annual Base Salary.

          (c) For purposes of this Agreement, "Disability" shall be defined in accordance with the terms of the Company's long term disability policy.

           (d) Payments under this section 11 shall be made within 30 days after Mr. Palagiano's death or disability.

            12.    Definition  of  Termination  for   Cause   and
Resignation for Good Reason.

          (a) Mr. Palagiano's termination of employment with the Company shall be deemed a "Termination for Cause" if such termination occurs upon:

           (i) Mr. Palagiano's willful and continued failure to substantially perform his duties with the Company (other than any failure resulting from incapacity due to physical or mental illness or any actual or anticipated failure following notice by Mr. Palagiano of an intended Resignation for Good Reason) after a written demand for substantial performance is delivered to him by the Board, which demand specifically identifies the manner in which the Board believes Mr. Palagiano has not substantially performed his duties, and the failure to cure such breach within sixty (60) days following written notice thereof from the Company; or (ii) the intentional and willful engaging in dishonest conduct in connection with his performance of services for the Company resulting in his conviction of a felony, fraud, personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, willful violation of any law, rule or regulation (other than traffic violations or similar offenses), or final cease-and-desist order.

No act, or failure to act, on Mr. Palagiano's part shall be deemed willful unless done, or omitted to be done, not in good faith and without reasonable belief that such action or omission was in the best interest of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the written advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by Mr. Palagiano in good faith and in the best interests of the Company. Notwithstanding the foregoing, no termination of Mr. Palagiano's employment shall be a Termination for Cause unless there shall have been delivered to Mr. Palagiano a copy of a resolution duly adopted by the affirmative vote of a majority of the Board of Directors (or, following a Change in
Control, an affirmative vote of three-quarters of the Board of Directors) at a meeting of the Board called and held for such purpose (after reasonable notice to Mr. Palagiano and an opportunity for Mr. Palagiano, together with his counsel, to be heard before the Board) finding that in good faith opinion of the Board circumstances described in section 12(a) (i) or (ii) exist and specifying the particulars thereof in detail.

          (b) Mr. Palagiano's termination of employment with the Company shall be deemed a Resignation for Good Reason if such termination occurs following any one or more of the following events:

           (i) (A) the assignment to Mr. Palagiano of any duties inconsistent with Mr. Palagiano's status as Chairman of the Board, President and Chief Executive Officer of the Company or
(B) a substantial adverse alteration in the nature or status of Mr. Palagiano's responsibilities from those in effect immediately prior to the alteration; or (C) any Change in Control described in section 13(b);

           (ii) a reduction by the Company in Mr. Palagiano's annual base salary as in effect on the date first above written or as the same may be increased from time to time, unless such reduction was mandated at the initiation of any regulatory authority having jurisdiction over the Company;

           (iii) the relocation of the Company's principal executive offices to a location outside the New York metropolitan area or the Company's requiring Mr. Palagiano to be based anywhere other than the Company's principal executive offices except for required travel on the Company's business to an extent substantially consistent with Mr. Palagiano's business travel obligations at the date first above written;

            (iv) the failure by the Company, without Mr. Palagiano's consent, to pay to Mr. Palagiano, within seven (7) days of the date when due, (A) any portion of his compensation, or (B) any portion of an installment of deferred compensation under any deferred compensation program of the Company;

           (v) the failure by the Company to continue in effect any compensation plan in which Mr. Palagiano participates which is material to his total compensation, including but not limited to the Retirement Plan and the Company's Incentive Savings Plan or any substitute plans unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue his participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of his participation relative to other participants, unless such failure is the result of action mandated at the initiation of any regulatory authority having jurisdiction over the Company;

           (vi) the failure by the Company to continue to provide Mr. Palagiano with benefits substantially similar to those enjoyed by Mr. Palagiano under the Retirement Plan and the Company's Incentive Savings Plan or under any of the Company's life, health (including hospitalization, medical and major medical), dental, accident, and long-term disability insurance benefits, in which Mr. Palagiano is participating, or the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive Mr. Palagiano of the number of paid vacation days to which he is entitled, on the basis of years of service with the Company, rank or otherwise, in accordance with the Company's normal vacation policy, unless such failure is the result of action mandated at the initiation of any regulatory authority having jurisdiction over the Company;

           (vii) the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated in section 15(a) of this Agreement;

           (viii) any purported termination of employment by the Company which is not effected pursuant the provisions of section 12(a) regarding Termination for Cause or on account of Disability;

           (ix) a material breach of this Agreement by the Company, which the Company fails to cure within thirty (30) days following written notice thereof from Mr. Palagiano;

           (x)  in the event of a Change in Control described  in
section 13(b) of this Agreement, a failure of the Company to provide, or cause to be provided, to Mr. Palagiano in connection with such Change in Control, stock-based compensation and benefits, including, without limitation, stock options, restricted stock awards, and participation in tax-qualified stock bonus plans which, in the aggregate, are either (A) accepted by Mr. Palagiano in writing as being satisfactory for purposes of this Agreement or (B) in the written, good faith opinion of a nationally recognized executive compensation consulting firm selected by the Company and satisfactory to Mr. Palagiano, whose agreement shall not be unreasonably withheld, are no less favorable than the stock-based compensation and benefits usually and customarily provided to similarly situated executives of similar financial institutions in connection with similar transactions; or

           (xi) a requirement that Mr. Palagiano report to any person or group other than the Board;

          (xii) in the event of a Change in Control described in section 13 of this Agreement, termination of employment for any or no reason whatsoever during the period of sixty (60) days beginning on the first anniversary of the effective date of such Change in Control.

           13. Definition of Change in Control. For purposes of this Agreement, a Change in Control of the Company shall mean:

           (a) the occurrence of any event upon which any "person" (as such term is used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act")), other than (A) a trustee or other fiduciary holding securities under an employee benefit plan maintained for the benefit of employees of the Company; (B) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; or (C) Mr. Palagiano, or any group otherwise constituting a person in which Mr. Palagiano is a member, becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities issued by the Company representing 25% or more of the combined voting power of all of the Company's then outstanding securities; or

           (b) the occurrence of any event upon which the individuals who on the date first above written are members of the Board, together with individuals (other than any individual designated by a person who has entered into an agreement with the Company to effect a transaction described in section 13(a) or 13(c) of this Agreement) whose election by the Board or nomination for election by the Company's stockholders was approved by the affirmative vote of at least two-thirds of the members of Board then in office who were either members of the Board on the date first above written or whose nomination or election was previously so approved cease for any reason to constitute a majority of the members of the Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

          (c)  the shareholders of the Company approve either:

               (i) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation following which both of the following conditions are satisfied:

                               (A)  either (1) the members of the
               Board of the Company immediately prior to such merger or consolidation constitute at least a majority of the members of the governing body of the institution resulting from such merger or consolidation; or (2) the shareholders of the Company own securities of the institution resulting from such merger or consolidation representing 80% or more of the combined voting power of all such securities then outstanding in substantially the same proportions as their ownership of voting securities of the Company before such merger or consolidation; and

                               (B)  the entity which results from
               such  merger or consolidation expressly agrees  in
               writing   to  assume  and  perform  the  Company's
               obligations under this Agreement; or

               (ii) a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of its assets; and

           (d) any event which would be described in section 13(a), (b) or (c) if the term "Bank" were substituted for the term "Company" therein. Such event shall be deemed to be a Change in Control under the relevant provision of section 13(a),
(b) or (c).

It is understood and agreed that more than one Change in Control may occur at the same or different times during the Employment Period and that the provisions of this Agreement shall apply with equal force and effect with respect to each such Change in Control.

           14. No Effect on Employee Benefit Plans or Programs. Except as expressly provided in this Agreement, the termination of Mr. Palagiano's employment during the Employment Period or thereafter, whether by the Company or by Mr. Palagiano, shall have no effect on the rights and obligations of the parties hereto under the Company's or the Bank's Retirement Plan and the Company's Incentive Savings Plan, group life, health (including hospitalization, medical and major medical), dental, accident and long term disability insurance plans or such other employee benefit plans or programs, or compensation plans or programs (whether or not employee benefit plans or programs) and, following the conversion of the Company to stock form, any stock option and appreciation rights plan, employee stock ownership plan and restricted stock plan, as may be maintained by, or cover employees of, the Company from time to time.

          15.  Successors and Assigns.

           (a) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be deemed to constitute a material breach of the Company's obligations under this Agreement.

          (b) This Agreement will inure to the benefit of and be binding upon Mr. Palagiano, his legal representatives and testate or intestate distributees, and the Company, their respective successors and assigns, including any successor by merger or consolidation or a statutory receiver or any other person or firm or corporation to which all or substantially all of the respective assets and business of the Company may be sold or otherwise transferred.

           16. Notices. Any communication required or permitted to be given under this Agreement, including any notice, direction, designation, consent, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally, or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below or at such other address as one such party may by written notice specify to the other party:

          If to Mr. Palagiano:

          [Home address deleted].


          If to the Company:

          Dime Community Bancorp, Inc.

          209 Havemeyer Street
          Brooklyn, New York 11211
          Attention: Corporate Secretary

          with a copy to:

          Thacher Proffitt & Wood
          Two World Trade Center, 39th Floor
          New York, New York  10048

          Attention:  W. Edward Bright, Esq.


           17. Indemnification and Attorneys' Fees. The Company shall pay to or on behalf of Mr. Palagiano all reasonable costs, including legal fees, incurred by him in connection with or arising out of his consultation with legal counsel or in connection with or arising out of any action, suit or proceeding in which he may be involved, as a result of his efforts, in good faith, to defend or enforce the terms of this Agreement; provided, however, that this section 17 shall not obligate the Company to pay costs and legal fees on behalf of Mr. Palagiano under this Agreement in excess of $50,000.

          18.  Excise Tax Indemnification.

           (a) This section 18 shall apply if Mr. Palagiano's employment is terminated in circumstances giving rise to liability for excise taxes under section 4999 of the Code. If this Section 18 applies, then, if for any taxable year, Mr. Palagiano shall be liable for the payment of an excise tax under section 4999 of the Code with respect to any payment in the nature of compensation made by the Company or any direct or indirect subsidiary or affiliate of the Company to (or for the benefit of) Mr. Palagiano, the Company shall pay to Mr. Palagiano an amount equal to X determined under the following formula:

                           E x P
          X =   ____________________________________
                1 - [(FI x (1 - SLI)) + SLI + E + M]

          where
                     E  =  the rate at which the excise  tax
                           is assessed under section 4999 of the Code;

                     P  =  the amount with respect to which
                           such   excise  tax  is  assessed,  determined
                           without regard to this section 18;

                    FI  =  the  highest  marginal  rate  of
                           income tax applicable to Mr. Palagiano under the Code for the taxable year in question;

                   SLI  =      the  sum  of  the  highest
                           marginal rates of income tax applicable to Mr. Palagiano under all applicable state and local laws for the taxable year in question; and

                    M   =  the  highest  marginal  rate  of
                           Medicare tax applicable to Mr. Palagiano under the Code for the taxable year in question.

With respect to any payment in the nature of compensation that is made to (or for the benefit of) Mr. Palagiano under the terms of this Agreement, or otherwise, and on which an excise tax under section 4999 of the Code will be assessed, the payment determined under this section 18(a) shall be made to Mr. Palagiano on the earlier of (i) the date the Company or any direct or indirect subsidiary or affiliate of the Company is required to withhold such tax, or (ii) the date the tax is required to be paid by Mr. Palagiano.

          (b) Notwithstanding anything in this section 18 to the contrary, in the event that Mr. Palagiano's liability for the excise tax under section 4999 of the Code for a taxable year is subsequently determined to be different than the amount deter-mined by the formula (X + P) x E, where X, P and E have the meanings provided in section 18(a), Mr. Palagiano or the Company, as the case may be, shall pay to the other party at the time that the amount of such excise tax is finally determined, an appropriate amount, plus interest, such that the payment made under section 18(a), when increased by the amount of the payment made to Mr. Palagiano under this section 18(b) by the Company, or when reduced by the amount of the payment made to the Company under this section 18(b) by Mr. Palagiano, equals the amount that should have properly been paid to Mr. Palagiano under section 18(a). The interest paid under this section 18(b) shall be determined at the rate provided under section 1274(b)(2)(B) of the Code. To confirm that the proper amount, if any, was paid to Mr. Palagiano under this section 18, Mr. Palagiano shall furnish to the Company a copy of each tax return which reflects a liability for an excise tax payment made by the Company, at least 20 days before the date on which such return is required to be filed with the Internal Revenue Service.

           (c) The provisions of this section 18 are designed to reflect the provisions of applicable federal, state and local tax laws in effect on the date of this Agreement. If, after the date hereof, there shall be any change in any such laws, this section 18 shall be modified in such manner as Mr. Palagiano and the Company may mutually agree upon if and to the extent necessary to assure that Mr. Palagiano is fully indemnified against the economic effects of the tax imposed under section 4999 of the Code or any similar federal, state or local tax.

           19. Severability. A determination that any provision of this Agreement is invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof.

           20. Waiver. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant, or condition. A waiver of any provision of this Agreement must be made in writing, designated as a waiver, and signed by the party against who its enforcement is sought. Any waiver or relinquishment of such right or power at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

           21. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same
Agreement.

           22. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without reference to conflicts of law principles.

            23. Headings and Construction. The headings of sections in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any section. Any reference to a section number shall refer to a section of this Agreement, unless otherwise stated.

           24. Entire Agreement; Modifications. This instrument contains the entire agreement of the parties relating to the subject matter hereof, and supersedes in its entirety any and all prior agreements, understandings or representations relating to the subject matter hereof, including the Amended and Restated Employment Agreement dated October 1, 1995 between the Bank and Mr. Palagiano. No modifications of this Agreement shall be valid unless made in writing and signed by the parties hereto.

           25. Arbitration Clause. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators in New York, New York, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; the expense of such arbitration shall be borne by the Company.

           26. Provisions of Law. Notwithstanding anything herein contained to the contrary, any payments to Mr. Palagiano by the Company, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1828(k), and any regulations promulgated thereunder.

          27. Guarantee. The Company hereby agrees to guarantee the payment by the Bank of any benefits and compensation to which the Executive is or may be entitled to under the terms and conditions of the employment agreement dated as of the 26th day of June, 1996 between the Bank and Mr. Palagiano, a copy of which is attached hereto as Exhibit A.

           28. Non-duplication. In the event that Mr. Palagiano shall perform services for the Bank or any other direct or indirect subsidiary of the Company, any compensation or benefits provided to Mr. Palagiano by such other employer shall be applied to offset the obligations of the Company hereunder, it being intended that this Agreement set forth the aggregate compensation and benefits payable to Mr. Palagiano for all services to the Company and all of its direct or indirect subsidiaries.

           IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and Mr. Palagiano has hereto set his hand, all as of the day and year first above written.

                                   /s/ Vincent F. Palagiano
                                   VINCENT F. PALAGIANO


ATTEST                             DIME COMMUNITY BANCORP, INC.


By:  /s/ Evelyn McLoughlin         By:  /s/ Anthony Bergamo
      Assistant  Secretary              for the  Board  of Directors

     [Seal]




         [Witnessed and attested to by Notary Public].